EXHIBIT 99.1

VASCO Completes Sale of its VACMAN Enterprise (also known as IntelliSoft and SnareWorksTM) Business to SecureD Services, Inc.

OAKBROOK TERRACE, Ill. and BRUSSELS, Belgium - July 9, 2003 - VASCO Data Security International, Inc. (Nasdaq: VDSI: www.vasco.com), a global provider of end-to-end security products that support e-business, today announced that it has completed the sale of its VACMAN Enterprise business, originally known as IntelliSoft and/or SnareWorks, to SecureD Services, Inc., a newly-organized security consulting and managed security services company. VASCO will continue to sell, support, maintain, and develop its VACMAN and Digipass strong user identity authentication product line. VACMAN Enterprise was not part of VASCO's ongoing core business and active marketing of the product was discontinued as part of the Company's restructuring in fiscal year 2001.

Under the terms of the Agreement, VASCO received a senior secured promissory note of approximately $1.1 million and $2 million of Convertible Preferred Stock from SecureD Services. The promissory note bears a six (6) percent interest rate and will be payable in thirty-six (36) equal and consecutive monthly payments. The Preferred Stock includes a six (6) percent cumulative stock dividend, payable quarterly, and can be converted into SecureD Services Inc. common stock at defined intervals beginning July 1, 2005. VASCO does not expect that the transaction will have a significant impact on the results of its operations for the quarter ended June 30, 2003.

Mr. King Moore, SecureD Services' President & CEO stated, "I am pleased that we have completed this transaction. The VACMAN Enterprise business fits very nicely with SecureD Services' strategic direction and its market opportunity. We believe that the enterprise authentication and single sign-on technology used in this product will be a core technology for our Cyber Security business. SecureD Services is committed to continuing the development and enhancement of the product line for its existing customers and the many new prospects that have expressed interest."

"I am very happy that we were able to complete this transaction with SecureD Services," stated Ken Hunt, VASCO's Chairman and CEO. "For VASCO, this transaction is further indication of our determination to devote all of our resources and efforts to our core business, strong user identity authentication. As we have previously stated, the VACMAN Enterprise business did not have a place in our future plans. For the customers of the product , the purchase by SecureD Services represents an outstanding opportunity for the continued growth and enhancement of the product." Mr. Hunt is one of the founders and organizers of SecureD Services.

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About VASCO:

VASCO designs, develops, markets and supports patented "Identity Authentication" products for e-business and e-commerce. VASCO's Identity Authentication software is delivered via its Digipass security products, small "calculator" hardware devices carried by an end user, or in a software format on mobile phones, other portable devices, and PCs. For user access control, VASCO's VACMAN products guarantee that only designated Digipass users get access to the application. VASCO's target markets are the applications and their several hundred million users that utilize fixed passwords as security. VASCO's time-based system generates a "one-time" password that changes with every use, and is virtually impossible to hack, or break. With 10 million Digipass products sold and ordered, VASCO has established itself as a world-leader for strong Identity Authentication with 200 international financial institutions, approximately 1000 blue-chip corporations, and governments representing more than 50 countries.

Forward Looking Statement

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations. More information is available at www.vasco.com.

For more information contact:

Media: Jochem Binst: +32 2 456 9810, jbinst@vasco.com
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Investor Relations: Tony Schor, President, Investor Awareness, Inc.:
847-945-2222, tonyschor@investorawareness.com